                                                                    EXHIBIT 4.11

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated and executed effective as of July 28, 2000, by and among Netzee, Inc., a Georgia corporation (the "Company"), Card Plus, Inc., a Georgia corporation ("Card Plus"), and Kenneth G. Ambellan, Robert W. Boylston, Jr. and Tonya H. Boylston (collectively, the "Shareholders"). The Company, Card Plus and the Shareholders are hereinafter collectively called the "Parties."


         WHEREAS, the Company, Card Plus, and the Shareholders have entered into an Asset Purchase Agreement dated as of July 28, 2000 (the "Acquisition Agreement"), pursuant to which, among other things, the Company has agreed to issue to Card Plus and, under certain circumstances, the Shareholders, shares of the Company's common stock, without par value (the "Common Stock"); and

         WHEREAS, Card Plus will initially acquire 320,000 shares of Common Stock, the Shareholders may receive up to 228,570 additional shares of Common Stock in respect of Earnout Payments (as defined in the Acquisition Agreement), and the Shareholders will receive Card Plus' shares of Common Stock pursuant to the liquidation and dissolution of Card Plus, as provided in the Acquisition Agreement (all of which shares of Common Stock shall be placed in escrow (the "Escrow") pursuant to the provisions of the Asset Purchase Agreement and an Escrow Agreement); and

         WHEREAS, the Company, Card Plus, and the Shareholders desire to provide for the rights of the Shareholders with respect to the registration of the shares of Common Stock to be received by Card Plus and the Shareholders and held in the Escrow pursuant to the Acquisition Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1.       Definitions. For purposes of this Agreement:

                  (a) "1933 Act" means the United States Securities Act of 1933, as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

                  (b) "1934 Act" means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

                  (c) "Commission" means the United States Securities and Exchange Commission or any other U.S. federal agency at the time administering the 1933 Act and 1934 Act;

                  (d) "Holder" means each Shareholder, if the Shareholder holds Registrable Securities, as well as any Person who becomes a Holder after the date of this Agreement pursuant to Section 20;

                  (e) "Initiating Group" means Shareholders who, in the aggregate, hold more than fifty percent (50%) of the Shares;

                  (f) "NASD" means the National Association of Securities Dealers, Inc.;

                  (g) "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity of any kind;

                  (h) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement by the Commission;

                  (i)      "Registrable Securities" means the Shares;

                  (j) "Registration Statement" means any registration statement of the Company which includes any of the Registrable Securities pursuant to this Agreement, including the prospectus included or deemed included in the Registration Statement and all amendments and supplements to the Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, such registration statement;

                  (k) "Rule 144" means Rule 144 promulgated under the 1933 Act or any successor provision;

                  (l) "Selling Holders" means a Holder who chooses to sell Shares in a registered offering pursuant to the terms of this Agreement;

                  (m) "Shares" means (i) the 320,000 shares of Common Stock that were placed into the Escrow at the Closing, (ii) up to 228,571 shares of Common Stock that may be placed into the Escrow pursuant to the Earnout Payments under the terms of the Acquisition Agreement and (iii) any shares of Common Stock issued or issuable as dividends on, or other distributions with respect to, the shares referred to in clauses (i) and (ii) above; provided, however, that any of the Shares that remain deposited in the Escrow from time to time shall continue to be subject to all of the terms and conditions of the Escrow Agreement.

         All other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Acquisition Agreement.

         2.       Demand Registration.


                  (a) Demand for Registration. The Company represents and warrants that it will use best efforts to be eligible to use Form S-3 to effect a registration of Registrable

Securities under the 1933 Act on November 8, 2000. Subject to Section 2(f), at any time after the Company becomes eligible to use Form S-3 and prior to July 25, 2001, members of the Initiating Group may make one demand by written notice that the Company effect registration under the 1933 Act of all or a portion of the Registrable Shares. The notice shall set forth (i) the aggregate number of Shares to be included, (ii) the names of the Selling Holders and the number of Shares to be sold by each such Selling Holder, and (iii) the proposed manner of sale. Upon receipt of such request, the Company shall use reasonable diligence to file a Registration Statement on Form S-3 with the Commission not later than sixty (60) days from the date of such request and, thereafter, to effect promptly such registration.

                  (b)      Limitations on Company's Obligation.

                           (i)      The Company is obligated to effect only one
registration pursuant to this Section 2, and thereafter, the Company shall have no obligation to include any Shares in any other registration statement. A request for registration shall be deemed not to have been made for the purposes of this Section 2 in the event that, prior to the sale of the Shares (A) a registration requested pursuant to this Section 2 fails to become effective, or
(B) a stop order shall have been issued.

                           (ii)     In no event shall the Company have any
obligation to register any Share hereunder if, immediately prior to the date the Company is required to file any Registration Statement hereunder, the Company would be ineligible to use Form S-3 to effect a registration under the 1933 Act.

                  (c) Underwritten Offering. A registration under Section 2(a) shall be conditioned upon the Selling Holders' participation in an underwritten offering and the inclusion of the Registrable Securities held by such Selling Holders in such underwriting. The Company shall have the right to select the underwriter(s) for such offering, which such underwriter(s) shall be reasonably satisfactory to the Initiating Group in its good faith determination. All Selling Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other selling shareholders who may distribute securities through such underwriting) participate in the underwriting by entering into or completing, at the request of the underwriter or underwriters selected for such underwriting by the Company, a commercially reasonable underwriting agreement, questionnaires, powers of attorney, indemnities, custody agreements, and all other documents. Notwithstanding the foregoing in this Section 2(c), at the option of the Company, the offering contemplated by Section 2(a) may be a non-underwritten offering, but the Shareholders shall be entitled to withdraw all or a portion of their Registrable Securities from the offering. With respect to any such underwritten offering, the Shareholder may elect to withdraw therefrom by providing written notice to the Company, the managing underwriter and the Holders of Registrable Securities to be included in the Registration Statement. If, by withdrawal of such Registrable Securities, an additional number of Registrable Securities held by other Shareholders may be included in such Registration Statement (up to the limit imposed by the managing underwriter), the Company shall offer to all other shareholders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities that are excluded from the underwriting by reason of the application of Section 2(d) or withdrawn from such underwriting shall be withdrawn from such Registration Statement. If any Shareholder withdraws any of his or her Registrable Securities for any reason, then notwithstanding any provision herein to the contrary, the Company's obligation to register the Registrable Securities withdrawn by such Shareholder shall terminate upon the receipt by the Company or the managing underwriter of the written notice of withdrawal described above.

                  (d) Priorities. If in the opinion of the managing underwriter, if the offering is underwritten, the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration:
(1) first, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective selling shareholders of Common Stock holding registration rights senior in priority to those granted under this Agreement, if any, (2) second, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective selling shareholders of Common Stock holding registration rights granted under this Agreement or holding registration rights not senior in priority to those granted under this Agreement, (3) third, the number of securities requested to be included by the Company, which in the opinion of such underwriters can be sold, and (4) fourth, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective selling shareholders of Common Stock who have not been given registration rights by the Company and who the Company determines, in its sole discretion, may sell Common Stock in such registration, on the basis of the number of shares of Common Stock owned by each selling shareholder.

                  (e) Obligations of the Company. Whenever the Company is required to effect the registration of any Registrable Securities under this
Section 2, the Company shall, as expeditiously as reasonably possible:

                           (i)      Prepare and file with the Commission a
registration statement covering such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective with respect to the Registrable Securities until the earlier of (1) the date when all Registrable Securities covered by the registration statement have been sold or (2) 90 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel for the Selling Holders of Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such Person shall specifically request exhibits), which documents will be subject to the review of such counsel and underwriters. The Company agrees that it will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if the information in such registration statement or prospectus concerning the Selling Holder has changed and the Selling Holder or the underwriters, if any, shall reasonably object; provided, that the Company may file and amend the registration statement under this

Section 2(e)(i) if it removes any incorrect or outdated information from the registration statement before such filing or amendment.

                           (ii)     Prepare and file with the Commission such
amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 2(e)(i) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities during such period that are covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the 1933 Act.

                           (iii)    Furnish to the Selling Holders such number
of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as the Selling Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Selling Holders.

                           (iv)     Use commercially reasonable efforts to
register and qualify the Registrable Securities under such other securities laws of such jurisdictions as shall be reasonably requested by the Selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holder to consummate the disposition of the Registrable Securities owned by the Selling Holder in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such counties, states or jurisdictions (other than as to matters and transactions relating to the registration statement); and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Selling Holders pro rata, to the extent required by such jurisdiction, including but not limited to filing fees and expenses of counsel and other advisors and any commissions or discounts related to the registration of Registrable Securities in such other jurisdictions.

                           (v)      Notify the Selling Holders at any time when
a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, with the assistance of such Holders, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (vi)     Provide a transfer agent and registrar for
all such Registrable Securities not later than the effective date of such registration statement.

                           (vii)    Enter into such customary agreements
(including underwriting agreements in customary form for a secondary offering) and take all such other actions as the Holders of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                           (viii)   Make available for inspection by the Selling
Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                           (ix)     Promptly notify the Selling Holders and the
underwriters, if any, of the following events and (if requested by any such Person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information,
(3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

                           (x)      Cooperate with the Selling Holders and the
underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, except with respect to certificates held or to be held by Persons who are "affiliates" of the Company, as that term is defined in Rule 405 promulgated under the 1933 Act, not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters.

                           (xi)     Provide a CUSIP number for all Registrable
Securities not later than the effective date of the registration statement.

                           (xii)    Prior to the effectiveness of the
registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (1) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings; and (2) deliver such documents and certificates as may be reasonably requested by the Selling Holders being sold and by the underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Selling Holders.

                           (xiii)   Cooperate and assist in any filings required
to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD.

                           (xiv)    Otherwise comply with all applicable rules
and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of the 1933 Act and Rule 158 thereunder (which need not be audited) for the twelve-month period commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering.

                  (f) Non-Eligibility to Use Form S-3. At any time that the Company is required to effect a demand registration of any Registrable Securities under Section 2(a), if the Company is unable to use Form S-3, the Company shall effect such registration on such other form that will permit registration of all securities (including the Registrable Securities) that the Company intends to register thereunder. If the Company is unable to use Form S-3, then notwithstanding anything to the contrary in Section 2(a), the Company shall use reasonable diligence to file such Registration Statement on the appropriate form not later than ninety (90) days from the date of such request, and, thereafter, to effect promptly such registration.

         3. Suspension or Delay. Notwithstanding anything to the contrary on this Agreement, the Company may delay filing a registration statement and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might (a) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (b) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's shareholders. If, after a registration statement becomes effective, the Company advises the holders of registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such registered shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended. Notwithstanding the foregoing, the Company shall not so delay, withhold or cause such suspension for more than an aggregate of 120 days without the consent of the Holders holding more than 50% of the Registrable Securities.

         4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Selling Holders shall furnish to the Company such information regarding the Selling Holders and the Registrable Securities held by the Selling Holders, and such other information, as the Company shall reasonably request and as shall be required or, in the opinion of the Company's legal counsel, appropriate, in connection with the action to be taken by the Company.

         5. Suspension of Disposition of Registrable Securities. Card Plus and the Shareholders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(e)(v), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus contemplated by Section 2(e)(v), or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in
Section 2(e)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2(e)(i) to and including the date when the selling Holder of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 2(e)(i) or the Advice.

         6. Expenses of Registration. The Company will pay all expenses incurred in connection with registration of Shares effected pursuant to Section 2, including all registration and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company. All other expenses (including the underwriting discounts, commissions and costs, and the costs and expenses described in Section 2(d)), and expenses of counsel and other advisors to the Selling Holders, shall be borne by the Selling Holders.

         7.       Termination of the Company's Obligations; Rule 144

                  (a) The Company shall not be obligated to register or include in any registration Registrable Securities that any Holder has requested to be registered if all Registrable Securities that such Holder holds may be publicly offered, sold and distributed without registration under the 1933 Act pursuant to Rule 144 (whether or not subject to applicable volume limitations thereunder).

                  (b) With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts to:

                           (i)      file with the Commission in a timely manner
all reports and other documents required of the Company under the 1933 Act and the 1934 Act while it is subject to such registration requirements; and

                           (ii)     furnish to each of the Holders so long as
such Holders owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements the 1934 Act (at any time for which it remains subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by the Holder in availing the Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

         8.       Lockup Agreements.

                  (a) As a condition precedent to the Company's obligation to cause any registration under this Agreement, each Holder of Shares to be registered shall agree that, as of the closing date specified in the Acquisition Agreement and for a period of twelve (12) months thereafter, each such Holder shall not sell, make any short sale of, loan, pledge, hypothecate, transfer, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, except (i) with the prior written consent of the Company and (ii) the prior written consent of any underwriter with respect to a public offering of the Company's securities (other than on Forms S-4, S-8 or any other successor forms) (or such shorter period as may be applicable with respect to such underwritten offering to any Holder, any Shareholder of the Company holding more than 1% of the shares of the Company's outstanding common stock, or any executive officer or director of the Company).

                  (b) As a condition precedent to the Company's obligation to cause any registration under this Agreement, and upon request of the underwriters managing an underwritten public offering (other than on Forms S-4, S-8 or any other successor forms), each Selling Holder agrees to enter into an agreement providing that, except with the prior written consent of such underwriters, for a period of time not to exceed one hundred eighty (180) days after the effective date of a registration statement covering any such public offering, such Selling Holder shall not sell, make any short sale of, loan, pledge, hypothecate, transfer, grant any option for the purchase of, or otherwise dispose of any Registrable Securities.

         9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the full extent permitted by law, the Company hereby agrees to indemnify and hold harmless the Holder requesting or joining in a registration and each agent, officer, director and employee, and each Person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder or Holder's controlling Person or (ii) such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to any offeree after the Company has furnished such Holder with a sufficient number of copies of the same.

                  (b) To the full extent permitted by law, each Holder requesting or joining in a registration under this Agreement hereby agrees to indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter for the Company (within the meaning of the 1933 Act), against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person or underwriter may become subject, under the 1933 Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) In no event shall the liability of a Selling Holder of Registrable Securities or the Company hereunder be greater than (i) in the case of a Selling Holder, the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, and (ii) in the case of the Company, the dollar amount of the proceeds received by the Selling Holder upon the sale of Registrable Securities giving rise to such indemnification obligation.

                  (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9. The indemnification provided by this Section 9 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         10. Remedies. In addition to being entitled to exercise all rights provided in this Agreement and the Acquisition Agreement as well as all rights granted by law, including recovery of damages, the Company and the Holders of Registrable Securities will be entitled to specific performance of its rights under this Agreement.

         11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification or supplement or waiver is approved in writing by (a) the Company and the Holder, if all of the Shares are held by Card Plus, or (b) by the Company and the Shareholders who, in the aggregate, hold more than 50% of the Shares, if the Shares have been distributed to the Shareholders as a result of the liquidation and dissolution of Card Plus.

         12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by personal delivery, by internationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation) as follows:

                  (a) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 12, which address initially is the address of Card Plus as set forth in the Acquisition Agreement;

                  (b) if to Card Plus, initially at its address set forth in the Acquisition Agreement and thereafter at such other address, notice of which is given by Card Plus in accordance with the provisions of this Section 12, with a copy (which shall not constitute notice) to Card Plus' counsel as identified in the Acquisition Agreement;

                  (c) if to the Company, initially at its address set forth in the Acquisition Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 12, with a copy (which shall not constitute notice) to the Company's counsel as identified in the Acquisition Agreement.

All such notices and communications shall be deemed to have been duly given or made when personally delivered, the day of guaranteed delivery by such overnight courier service or when transmitted to the specified telecopy number and confirmed by telephone, in each case addressed to the respective parties as set forth above.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another Party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

         14. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         15. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Georgia, excluding choice of law principles. The Company, Card Plus and each person who becomes a Holder pursuant to Section 18 hereunder consent to the exclusive jurisdiction and venue of the courts the United States Federal District Court of Georgia, in any judicial proceeding brought to enforce this Agreement. Without limiting the foregoing, each party hereby irrevocably and unconditionally waives, and agrees not to use as a defense, to the fullest extent permitted by applicable law (a) any objection which it may now or hereafter have to the laying of jurisdiction or venue in such courts (including any defense that it is not personally subject to the jurisdiction or venue of such courts) and (b) any claim that any such forum is an inconvenient forum.

         16. Invalidity of any Part. If any provision or part of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         17. Entire Agreement. This Agreement, along with the Acquisition Agreement and the agreements contemplated thereby, contain the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

         18.      No Assignment; Parties Benefited.

                  (a) Except as provided below, no Party may assign its rights, duties or obligations under this Agreement without the express written consent of the other Party. Any attempted assignment without such written consent shall be null and void. Notwithstanding the foregoing, Card Plus may transfer its Registrable Securities to the Shareholders (or to a liquidating or other similar trust solely for the benefit thereof), each of whom is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act, in connection with the liquidation and dissolution of the Company, and such Shareholders shall become Holders for purposes of this Agreement and shall become bound to all of the terms and conditions herein, and the Company may transfer its rights and obligations under this Agreement to any Person who acquires all or a substantial part of the Company's business, whether by sale of stock, sale of assets, merger or otherwise.

                  (b) Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

         The Parties have executed this Registration Rights Agreement as of the date first above written.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 NETZEE, INC.

                                 By: /s/ Richard S. Eiswirth
                                    -------------------------------------------
                                          Richard S. Eiswirth
                                          Senior Executive Vice President and
                                          Chief Financial Officer


                                 CARD PLUS, INC.


                                 By: /s/ Robert W. Boylston, Jr.
                                    -------------------------------------------
                                 Name: Robert W. Boylston, Jr.
                                 Title: President


                                 /s/ Kenneth G. Ambellan
                                 ----------------------------------------------
                                 Kenneth G. Ambellan

                                 /s/ Robert W. Boylston, Jr.
                                 ----------------------------------------------
                                 Robert W. Boylston, Jr.

                                 /s/ Tonya H. Boylston
                                 ----------------------------------------------
                                 Tonya H. Boylston